Exhibit 99.2

SUPPLEMENTAL OPERATING and FINANCIAL DATA SECOND QUARTER 2021 BEFORE BEFORE BEFORE RENEWAL AND TRANSITION AFTER AFTER AFTER Juniper Village at Chatham Chatham, NJ

2Q 2021 SUPPLEMENTAL REPORT FORWARD - LOOKING STATEMENTS This supplemental information contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995 . Statements that are not purely historical may be forward - looking . You can identify some of the forward - looking statements by their use of forward - looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words . Forward - looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position . A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward - looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital ; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators ; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships . For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward - looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10 - K for the fiscal year ended December 31 , 2020 and in our publicly available filings with the Securities and Exchange Commission . We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward - looking statements, whether as a result of new information, future events or otherwise . NON - GAAP INFORMATION This supplemental information contains certain non - GAAP information including EBITDA re , adjusted EBITDA re , FFO, FFO excluding non - recurring items, FAD, FAD excluding non - recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio . A reconciliation of this non - GAAP information is provided on pages 21 , 24 and 25 of this supplemental information, and additional information is available under the “Non - GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www . LTCreit . com . TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Investments and Capital Recycling 4 Acquisitions and Loan Originations 5 Mezzanine Loans and Joint Ventures 6 Lease-Up and Renovations 7 5-Year Lease-Up History 8 PORTFOLIO Overview 9 Metrics 10 Diversification Geography, MSA, Age of Portfolio 11-12 Operators 13-14 Update 15 Maturity 16 FINANCIAL Enterprise Value 17 Debt Metrics 18 Debt Maturity 19 Financial Data Summary 20-21 Income Statement Data 22 Consolidated Balance Sheets 23 Funds from Operations 24-25 ESG and GLOSSARY ESG (Environmental, Social & Governance) 26 Glossary 27-28

Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC's portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LTC LISTED NYSE

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
BOYD HENDRICKSON	Lead Independent Director
JAMES PIECZYNSKI	Nominating & Corporate Governance Committee Chairman
DEVRA SHAPIRO	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

LEADERSHIP



WENDY SIMPSON
Chairman and
Chief Executive Officer



PAM KESSLER
Co-President,
CFO and Secretary



CLINT MALIN
Co-President and
Chief Investment Officer



CECE CHIKHALE
Executive Vice President,
Chief Accounting Officer
and Treasurer



DOUG KOREY
Executive Vice President,
Managing Director of
Business Development



GIBSON SATTERWHITE
Senior Vice President,
Asset Management



PETER LYEW
Vice President,
Director of Taxes



MANDI HOGAN
Vice President,
Marketing &
Investor Relations



MIKE BOWDEN
Vice President,
Investments



RACHEL SON
Vice President
and Controller

ANALYSTS

CONNOR SIVERSKY	Berenberg Capital Markets
JUAN SANABRIA	BMO Capital Markets Corp.
DANIEL BERNSTEIN	CapitalOne
AARON HECHT	JMP Securities, LLC
JORDAN SADLER	KeyBanc Capital Markets, Inc.
MIKE CARROLL	RBC Capital Markets Corporation
RICHARD ANDERSON	SMBC Nikko Securities
STEVE MANAKER	Stifel, Nicolaus & Company, Inc.
TODD STENDER	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
2829 Townsgate Road
Suite 350
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

2Q 2021 SUPPLEMENTAL REPORT
3

2Q 2021 SUPPLEMENTAL REPORT Million $ 311.1 Total Sales (1)(2) (1) Reflects total sales price. (2) Subsequent to June 30, 2021, we sold a 123 - bed skilled nursing center in WA for $7,700 and expect to record a gain of approximat ely $2,600. INVESTMENTS I 4 Million 136.5 Total Gains (2) $ Billion $ 1.5 Total Investments $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 YTD 2021 Investments Sales MILLION REAL ESTATE ACTIVITIES – INVESTMENTS AND CAPITAL RECYCLING SINCE 2010 (AS OF JUNE 30, 2021)

2Q 2021 SUPPLEMENTAL REPORT (1) We funded additional loan proceeds of $2,000 under an existing mortgage loan. The incremental funding bears interest at 8.89% , e scalating annually by 2.25% thereafter. ACQUISITIONS LOAN ORIGINATIONS 5 INVESTMENTS I REAL ESTATE ACTIVITIES – ACQUISITIONS AND LOAN ORIGINATIONS (DOLLAR AMOUNTS IN THOUSANDS) CONTRACTUAL # OF PROPERTY # BEDS/ DATE OF INITIAL PURCHASE PROPERTIES TYPE UNITS LOCATION OPERATOR CONSTRUCTION CASH YIELD PRICE 2020 1/10 1 SNF 140 beds Longview, TX HMG Healthcare 2014 8.50% 13,500$ DATE STATED # OF PROPERTY # BEDS/ LOAN MATURITY FUNDED AT INTEREST PROPERTIES TYPE UNITS LOCATION TYPE DATE OPERATOR ORIGINATION ORIGINATION RATE 2020 6/2 4 SNF 501 beds Various in MI (1) Mortgage Oct-2045 Prestige Healthcare 2,000$ 2,000$ 8.89% DATE Juniper Village at Chatham Chatham, NJ

REAL ESTATE ACTIVITIES – MEZZANINE LOANS AND JOINT VENTURES

(DOLLAR AMOUNTS IN THOUSANDS)

MEZZANINE LOANS

COMMITMENT YEAR	LOCATION	PROPERTIES	OPERATOR	PROPERTY TYPE	INVESTMENT TYPE	MATURITY DATE	RETURN	# BEDS/ UNITS	INVESTMENT BALANCE
2018	Atlanta, GA	1	Galerie Living	ALF/MC/ILF	Mezzanine	Dec 2023	8.00% (1)	204 units	$ 7,461

(1) The initial cash rate is 8% with a 12% IRR. Our investment represents 5% of the total estimated project cost.

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	LOCATION	PROPERTIES	OPERATOR	PROPERTY TYPE	INVESTMENT TYPE	MATURITY DATE	RETURN	# BEDS/ UNITS	INVESTMENT COMMITMENT	2Q21 FUNDING	TOTAL FUNDED TO DATE
2020	Arlington, WA	1	Fields Senior Living	UDP-AL/MC	Preferred Equity	N/A	7.00% (1)	95 units	$ 6,340	$ —	$ 6,340
2020	Vancouver, WA	1	Koelsch Communities	UDP-IL/AL	Preferred Equity	N/A	8.00% (2)	267 units	13,000	—	13,000
		2						362 units	$ 19,340	$ —	$ 19,340

(1) The initial cash rate is 7.00% increasing to 9.00% in year four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total estimated project cost.

(2) The initial cash rate is 8.00% with an IRR of 12.00%. Our investment represents 11.60% of the total estimated project cost.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	LOCATION	OPERATOR	PROPERTY TYPE	INVESTMENT PURPOSE	# BEDS/ UNITS	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC CONTRIBUTION
2017	Cedarburg, WI	Tealwood Senior Living	ALF/MC/ILF	Owned Real Estate & Development	110 units	$ 22,244	$ 2,305	$ 19,939
2017	Spartanburg, SC	ALG Senior	ALF	Owned Real Estate	87 units	11,660	1,241	10,419
					197 units	33,904	3,546	30,358
2018	Medford, OR	Fields Senior Living (1)	ALF/MC	Owned Real Estate & Development	78 units	17,871	1,081	16,790
2018	Medford, OR	Fields Senior Living (1)	ILF	Owned Real Estate	89 units	14,401	2,858	11,543
					167 units	32,272	3,939	28,333
2019	Abingdon, VA	English Meadows Senior Living	ALF/MC	Owned Real Estate	74 units	16,895	919	15,976
					438 units	$ 83,071	$ 8,404	$ 74,667

(1) Represents a single joint venture with ownership in two properties.

2Q 2021 SUPPLEMENTAL REPORT

INVESTMENTS I 6

REAL ESTATE ACTIVITIES – LEASE-UP AND RENOVATIONS

(DOLLAR AMOUNTS IN THOUSANDS)

LEASE-UP

DATE ACQUIRED	DATE OPENED	OCCUPANCY AT 6/30/2021	DEVELOPMENT COMMITMENT YEAR	PROJECT TYPE	LOCATION	OPERATOR	# OF PROJECTS	PROPERTY TYPE	# BEDS/ UNITS	CONTRACTUAL INITIAL CASH YIELD	TOTAL INVESTMENT[(1)]
May-2018	Sep-2020 [(2)]	36%	2018	Development	Medford, OR	Fields Senior Living	1	ALF/MC	78 units	7.65%	$ 17,885

(1) Total Investment includes land acquisition, closing costs and total development funding and excludes capitalized interest.

(2) Certificate of occupancy was received in March 2020 and license was received in May 2020. Due to COVID-19 pandemic, opening was delayed until September 2020.

RENOVATIONS: MORTGAGE LOANS

ESTIMATED INTEREST DATE	COMMITMENT YEAR	PROJECT TYPE	LOCATION	OPERATOR	# OF PROJECTS	PROPERTY TYPE	CONTRACTUAL INITIAL CASH YIELD	INVESTMENT COMMITMENT	2Q21 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
— [(1)]	2018	Renovation	Grand Haven, MI	Prestige Healthcare	1	SNF	9.41%	$ 3,000	$ 268	$ 1,681	$ 1,319

(1) This commitment is part of a total loan commitment secured by four properties in Michigan. Interest payment increases upon each funding.

2Q 2021 SUPPLEMENTAL REPORT

INVESTMENTS I 7

REAL ESTATE ACTIVITIES – 5-YEAR LEASE-UP HISTORY

PROPERTY	LOCATION	OPERATOR	PROPERTY TYPE	PROJECT TYPE	# BEDS/ UNITS	DATE ACQUIRED	DATE OPENED (1)	DATE STABILIZED	# OF MONTHS TO STABILIZATION
Greenridge Place	Westminster, CO	Anthem	MC	Development	60 units	Dec-2013	Feb-2015	Feb-2017	24 (2)
Harvester Place	Burr Ridge, IL	Anthem	MC	Development	66 units	Oct-2014	Feb-2016	Feb-2018	24 (2)
Vineyard Place	Murrieta, CA	Anthem	MC	Development	66 units	Sep-2015	Aug-2016	Aug-2018	24 (2)
Porter Place	Tinley Park, IL	Anthem	MC	Development	66 units	May-2015	Jul-2016	Jul-2018	24 (2)
Emerald Place	Glenview, IL	Anthem	MC	Development	66 units	Oct-2015	Dec-2017	Dec-2019	24 (2)
Grace Point Place	Oak Lawn, IL	Anthem	MC	Development	66 units	Oct-2016	Jun-2018	Jun-2020	24 (2)
Boonespring Healthcare Center	Union, KY	Carespring	SNF	Development	143 beds	Sep-2016	Feb-2019	Dec-2019	10
Pavilion at Creekwood	Mansfield, TX	Fundamental	SNF	Acquisition	126 beds	Feb-2016	Jul-2015	Feb-2017	12
Carmel Village Memory Care	Clovis, CA	Generations	MC/ILF	Acquisition	73 units	Jun-2017	Sep-2016	Jun-2018	12
Carmel Village at Clovis	Clovis, CA	Generations	ALF	Acquisition	107 units	Jun-2017	Nov-2014	Jun-2018	12
Ignite Medical Resort Blue Springs (3)	Independence, MO	Ignite Medical Resorts	SNF	Development	90 beds	Aug-2019	Sep-2020	Jun-2021	9
Oxford Villa	Wichita, KS	Oxford Senior Living	ILF	Development	108 units	May-2015	Nov-2016	Nov-2018	24 (2)
Oxford Kansas City	Kansas City, MO	Oxford Senior Living	ALF/MC	Acquisition	73 units	Oct-2017	Aug-2017	Jun-2019	22
Hamilton House	Cedarburg, WI	Tealwood	ALF/MC/ILF	Development	110 units	Dec-2017	Feb-2019	Feb-2021	24 (2)

(1) Represents date of Certificate of Occupancy.
(2) Although this property met our definition of stabilization on page 28 based on the time criteria, it did not meet the occupancy threshold.
(3) Property meets the definition of stabilized by achieving the occupancy threshold requirement of 80% for SNF. The occupancy at June 30, 2021 was 83%.

2Q 2021 SUPPLEMENTAL REPORT

INVESTMENTS I 8

2Q 2021 SUPPLEMENTAL REPORT (1) Includes cash rent, straight - line rent and amortization of lease incentives and excludes real estate taxes reimbursement, straight - line rent write - off and rental income from properties sold during the twelve months ended June 30 , 2021 . See page 20 for Components of Rental Income . (2) Includes interest income from mortgage loans . (3) Subsequent to June 30 , 2021 , we sold a 123 - bed skilled nursing center in WA for $ 7 , 700 and expect to record a gain of approximately $ 2 , 600 . (4) Includes three parcels of land held - for use and one behavioral health care hospital . 31 Operators 27 States 176 Properties Gross Real Property 84.4% $1.4B Mortgage Loans Receivable 15.6% $0.3B PORTFOLIO I 9 PORTFOLIO OVERVIEW (DOLLAR AMOUNTS IN THOUSANDS) *Weighted average maturity – 22.8 years * # OF % OF % OF PROPERTY TYPE PROPERTIES INVESTMENT REVENUES Assisted Living 102 840,502$ 50.2% 61,216$ —$ 39.9% Skilled Nursing (3) 73 820,108 49.1% 59,818 31,653 59.5% Other (4) 1 11,360 0.7% 968 — 0.6% Total 176 1,671,970$ 100.0% 122,002$ 31,653$ 100.0% GROSS INCOME (1) RENTAL INVESTMENT TWELVE MONTHS ENDED JUNE 30, 2021 INCOME (2) INTEREST

2Q 2021 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. (2) The coverage and occupancy levels at our properties will be adversely affected if COVID - 19 or another pandemic results in infect ions on a large scale at our properties, early resident move - outs, our operators delay accepting new residents due to quarantines, and/or potential occupants postpone moving to a senior housing facility. (3) Excludes Coronavirus Stimulus Funds. See definition on page 27. ASSISTED LIVING TOTAL PORTFOLIO PAYOR SOURCE SNF PORTFOLIO PAYOR SOURCE SKILLED NURSING 1.50 1.49 1.95 1.94 73.8% 70.6% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00 0.50 1.00 1.50 2.00 4Q20 1Q21 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 0.93 0.80 1.13 0.99 80.2% 76.5% 70.0% 80.0% 90.0% 100.0% 0.00 0.50 1.00 1.50 2.00 4Q20 1Q21 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics include CSF, as allocated/reported by operators. Excluding CSF, the 1Q21 normalized EBITDAR and EBITDARM coverages were 1.02 and 1.44, respectively, and 1.12 and 1.56, respectively, for 4Q20. SAME PROPERTY PORTFOLIO COVERAGE STATISTICS (1)(2) STABILIZED PROPERTY PORTFOLIO (1)(3) ALF metrics include Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. Excluding CSF, the 1Q21 normalized EBITDAR and EBITDARM coverages were 0.67 and 0.85, respectively, and 0.81 and 1.01, respectively, for 4Q20. See definition of Coronavirus Stimulus Funds on Page 27. PORTFOLIO I 10 PORTFOLIO METRICS (TRAILING TWELVE MONTHS THROUGH MARCH 31, 2021 AND DECEMBER 31, 2020) 59.2% 13.1% 27.7% 0.0% 20.0% 40.0% 60.0% 80.0% Private Pay Medicare Medicaid 29.2% 23.0% 47.8% 0.0% 20.0% 40.0% 60.0% 80.0% Private Pay Medicare Medicaid

2Q 2021 SUPPLEMENTAL REPORT States in which we have some of the highest concentration of properties are states with the highest projected increases in the 80+ population cohort over the next decade. Represents 10 states with the highest projected increases in the 80+ population cohort from year 2020 to year 2030 Source: The American Senior Housing Association, Winter 2018, Population Growth Forecast by State CA WA ME NV WY IL AR LA WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 4 17 1 1 2 3 1 2 4 2 1 5 6 17 5 2 6 7 3 8 4 13 7 5 1 22 2 5 7 1 1 1 1 2 2 1 2 2 MI 27 STATES * Behavioral health care hospital SNF (73) ALF (102) OTH * (1) Land (3) PORTFOLIO I 11 PORTFOLIO DIVERSIFICATION - GEOGRAPHY (AS OF JUNE 30, 2021)

2Q 2021 SUPPLEMENTAL REPORT 50.2% 18.6% 21.1% 7.7% 2.4% 0.0% 20.0% 40.0% 60.0% 80.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 23 years 14 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2019, as estimated by the United States Census Bureau. Approximately 69% of our properties are in the top 100 MSAs. (1) Due to master leases with properties in 27 states, revenue by state is not available. (2) Includes one behavioral health care hospital and three parcels of land. (3) Subsequent to June 30 , 2021 , we sold a 123 - bed skilled nursing center in WA for $ 7 , 700 and expect to record a gain of approximately $ 2 , 600 . (1) As calculated from construction date or major renovation/expansion date . Includes owned portfolio and mortgage loans secured by 22 SNF properties in Michigan . GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 12 PORTFOLIO DIVERSIFICATION - GEOGRAPHY (AS OF JUNE 30, 2021, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE (1) PROPS % SNF % ALF % % Michigan 24 281,762$ 16.9% 259,641$ 31.7% 21,178$ 2.5% 943$ 8.3% Texas 34 273,588 16.4% 202,604 24.7% 70,984 8.5% — — Wisconsin 8 114,250 6.8% 13,946 1.7% 100,304 11.9% — — California 7 105,892 6.3% 22,262 2.7% 83,630 10.0% — — Colorado 13 104,347 6.2% — — 104,347 12.4% — — Illinois 5 87,670 5.2% — — 87,670 10.4% — — Ohio 9 86,678 5.2% 54,000 6.6% 32,678 3.9% — — Florida 10 68,524 4.1% 32,865 4.0% 35,659 4.2% — — Kentucky 3 62,809 3.8% 48,520 5.9% 14,289 1.7% — — New Jersey 4 62,229 3.7% — — 62,229 7.4% — — All Others (3) 59 424,221 25.4% 186,270 22.7% 227,534 27.1% 10,417 91.7% Total 176 1,671,970$ 100.0% 820,108$ 100.0% 840,502$ 100.0% 11,360$ 100.0% OTH (2) INVESTMENT GROSS

PORTFOLIO DIVERSIFICATION – 31 OPERATORS

(AS OF JUNE 30, 2021, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	# OF PROPS	ANNUALIZED GAAP[1]	%	ANNUALIZED CONTRACTUAL CASH[2]	%	ANNUALIZED ACTUAL CASH[3]	%	GROSS INVESTMENT	%
Prestige Healthcare	24	$ 32,682	20.6%	$ 26,748	17.4%	$ 26,748	20.7%	$ 272,773	16.3%
Senior Care/Abri Health[4]	11	14,968	9.4%	14,968[4]	9.8%	—[4]	—	138,109	8.3%
Brookdale Senior Living[5]	35	14,420	9.1%	14,425	9.4%	14,425	11.2%	101,240	6.0%
Anthem Memory Care[5]	11	10,800	6.8%	10,800	7.0%	10,800	8.4%	136,483	8.2%
Senior Lifestyle Corporation[6]	7	N/A[6]	—	N/A[6]	—	—	—	42,888	2.6%
Carespring Health Care Management	4	11,185	7.1%	9,992	6.5%	9,992	7.8%	102,520	6.1%
Fundamental	7	8,392	5.3%	8,892	5.8%	8,892	6.9%	75,795	4.5%
Traditions Senior Management	7	8,257	5.2%	8,722	5.7%	8,722	6.8%	71,742	4.3%
Genesis Healthcare[5]	6	8,539	5.4%	8,539	5.6%	8,539	6.6%	50,004	3.0%
Juniper Communities[5]	5	6,652	4.2%	6,775	4.4%	6,775	5.2%	81,988	4.9%
All Others[5]	59	42,752	26.9%	43,618	28.4%	33,980	26.4%	598,428	35.8%
	176	$ 158,647	100.0%	$ 153,479	100.0%	$ 128,873	100.0%	$ 1,671,970	100.0%

(1) Represents annualized GAAP rent and interest income prior to abatements for the month of June 2021, except for Anthem and Senior Lifestyle (see operator update on page 14).
(2) Represents annualized contractual cash rent and interest income prior to abatements for the month of June 2021, except for Anthem and Senior Lifestyle.
(3) Represents annualized cash rent and interest income received for the month of June 2021.
(4) Senior Care and Abri Health did not pay rent from March to July 2021. See operator update on page 14.
(5) See operator update on page 14.
(6) Senior Lifestyle did not pay rent during 2021. See operator update on page 14.

PRESTIGE	Privately Held	SNF/ALF/ILF Other Rehab	78 Properties	5 States
SENIOR CARE/ ABRI HEALTH	Privately Held	SNF/ALF	22 Properties	1 State
BROOKDALE	NYSE: BKD	ILF/ALF/MC Continuing Care	685 Properties	41 States
ANTHEM	Privately Held	Exclusively MC	11 Properties	4 States
CARESPRING	Privately Held	SNF/ALF/ILF Transitional Care	13 Properties	2 States

FUNDAMENTAL	Privately Held	SNF/MC Hospitals & Other Rehab	80 Properties	8 States
TRADITIONS MGMT	Privately Held	SNF/ALF/ILF	22 Properties	5 States
GENESIS	NYSE: GEN	SNF/ALF Senior Living	More than 325 Properties	24 States
JUNIPER	Privately Held	ALF/ILF/MC/SNF	25 Properties	4 States

2Q 2021 SUPPLEMENTAL REPORT

PORTFOLIO I 13

2Q 2021 SUPPLEMENTAL REPORT PORTFOLIO I 14 PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE (AS OF JUNE 30, 2021, DOLLAR AMOUNTS IN THOUSANDS) In March 2021 , Senior Care Centers, LLC (“Senior Care”) and Abri Health Services, LLC (“Abri Health”) (collectively, “Lessee”) failed to pay rent and additional obligations owed under the master lease . Accordingly, we sent a notice of default and applied proceeds from letters of credit to certain obligations owed under the master lease . Furthermore, we sent the Lessee a notice of termination of the master lease to be effective April 17 , 2021 . On April 16 , 2021 , the Lessee filed for Chapter 11 bankruptcy, which bankruptcy proceeding(s) remain pending . Brookdale’s master lease was scheduled for expiration on December 31 , 2021 . During 1 Q 21 , we extended their term by one year through an amended master lease, with a new maturity date of December 31 , 2022 . Also, the renewal options under the amended master lease will remain the same which provides three renewal options consisting of a four - year renewal option, a five - year renewal option and a 10 - year renewal option . The notice period for the first renewal option is January 1 , 2022 to April 30 , 2022 . During 2020 , we extended a $ 4 , 000 capital commitment to Brookdale, which is available through December 31 , 2021 at a 7 % yield . As of June 30 , 2021 , we have funded $ 2 , 319 under this agreement and our remaining commitment is $ 1 , 681 . Brookdale is current on rent payments through July 2021 . Rental revenue from Anthem is currently being accounted for on a cash basis due to Anthem’s 2017 default under its master lease . Anthem paid us annual cash rent of $ 9 , 900 in 2020 , and we anticipate they will pay their annualized cash rent of $ 10 , 800 through 2021 . Anthem is current on agreed upon rent payments through July 2021 . During 2020 , an affiliate of Senior Lifestyle (“Senior Lifestyle”) paid us $ 13 , 800 of their $ 18 , 400 contractual rent and we applied their letter of credit and deposits totaling $ 3 , 725 to past due rent of $ 3 , 600 and to their outstanding notes receivable of $ 125 . Accordingly, we recognized $ 17 , 400 of rental revenue from Senior Lifestyle in 2020 . To date in 2021 , Senior Lifestyle has not paid rent or its other obligations under the master lease . During 1 Q 21 , we transitioned 11 assisted living communities previously leased to Senior Lifestyle to two operators . These communities are located in Illinois, Ohio and Wisconsin . Total cash rent expected under these two master lease agreements is $ 5 , 250 for the first lease year, $ 7 , 078 for the second lease year, and $ 7 , 303 for the third lease year, escalating 2 % annually thereafter . During 2 Q 21 , we transitioned a Colorado memory care community previously leased to Senior Lifestyle, to an operator new to us . The new master lease has a five - year term with $ 150 of cash rent starting in the second lease year, increasing to $ 300 in the third lease year and escalating 2 % annually thereafter . Additionally, the new master lease provides a purchase option for $ 5 , 500 which is exercisable after the first year of the lease . During 4 Q 20 , we recorded an impairment charge of $ 3 , 036 on this community to reduce the carrying value down to its estimated fair market value . Also, during 2 Q 21 , we sold three Wisconsin communities and a closed community in Nebraska previously leased to Senior Lifestyle for a combined total of $ 35 , 900 . We received total proceeds of $ 34 , 764 and recorded a net gain on sale of $ 5 , 390 . Subsequent to June 30 , 2021 , we transitioned a Wisconsin assisted living community to a regionally based operator new to LTC . The new lease has a 10 - year term with three five - year renewal terms . Cash rent under the new lease is $ 920 in the first lease year, $ 1 , 200 in the second lease year, $ 1 , 300 in the third lease year, escalating 2 % annually thereafter . Additionally, subsequent to June 30 , 2021 , we entered into the following two lease agreements covering a total of six communities in the Senior Lifestyle portfolio : (1) two communities in Pennsylvania and one in New Jersey to an existing operator under a two - year term with zero cash rent for the first three months then cash rent will be based on mutually agreed fair market rent ; (2) three Nebraska assisted living communities to an existing operator under a two - year term with zero cash rent for the first three months then cash rent based will be based on mutually agreed fair market rent . Genesis reported doubt regarding its ability to continue as a going concern on its Quarterly Report on Form 10 - Q filed in August 2020 . On March 3 , 2021 , Genesis announced its three - part strategic restructuring plan to strengthen its liquidity position and capital structure . As part of its plan, Genesis delisted its Class A common stock from the New York Stock Exchange and deregistered its Class A Common Stock under the Securities Exchange Act of 1934 , during 1 Q 21 . Genesis is current on rent payments through July 2021 . During 2020 , we consolidated our two master leases with an operator into one combined master lease and agreed to abate $ 650 of rent and allow the operator to defer rent as needed through March 31 , 2021 . During 2021 , the combined master lease was amended to extend the rent deferral period through June 30 , 2021 then further amended to September 30 , 2021 . The operator deferred rent of $ 1 , 135 for 2 Q 21 and $ 366 for July 2021 . The deferred balance due from this operator is $ 2 , 857 as of July 2021 . The operator can defer rent up to $ 441 for each of August and September 2021 . Other Operators

PORTFOLIO UPDATE
(AMOUNTS IN THOUSANDS)

86%(1) of 2Q21 contractual cash rent and mortgage interest collected

ABATED RENT

- $1,069 abated rent during 2Q21
- 2021 rent and mortgage interest escalations were reduced by 50% in the form of a rent and interest credit to provide financial support to our eligible operating partners. During 2Q21, we recognized a decrease of $170 in GAAP revenue and a $133 decrease in funds available for distribution.

DELINQUENT RENT

- As of June 30, 2021, Senior Lifestyle's unaccrued outstanding rent balance was $7,661. See page 14 for more detail.
- As of June 30, 2021, Senior Care's and Abri Health's unaccrued outstanding rent balance was $3,118. During 2Q21, we applied the remaining $889 of the $2,136 letter of credit to satisfy certain obligations owed under the master lease. See page 14 for more detail.

CONTRACTUAL RENT AND MORTGAGE INTEREST 2Q21(1)

- Collected, 86.1%(1) - $32,870
- Abated, 2.8%(1) - $1,069
- Net Deferred, 2.9% - $1,121
- Delinquent, 8.2%(1) - $3,118

(1) Excludes contractual rent from Senior Lifestyle and application of the 50% escalation reduction. Contractual rent and mortgage interest collected, excluding Senior Lifestyle and Senior Care/Abri Health, was 93.6%.

DEFERRED RENT OUTSTANDING BY PROPERTY TYPE


ALF/MC
SNF
99.8%
0.2%

DEFERRED RENT

- Deferred rent of $1,121, net of repayments, during 2Q21.
- As of June 30, 2021, $3,121 of deferred rent was outstanding.
- Our rent deferral agreements generally require the deferred rent to be paid within 6 to 36 months.
- LTC evaluated deferral requests with close attention to ongoing operations, rent coverage, corporate financial health and liquidity of the operator.

SUBSEQUENT TO JUNE 30, 2021

- Provided $366 of deferred rent and $323 of rent abatement in July 2021.
- Agreed to provide rent deferrals up to $493 and abatements up to $319 for each of August and September 2021.

2Q 2021 SUPPLEMENTAL REPORT
PORTFOLIO | 15

2Q 2021 SUPPLEMENTAL REPORT 0.5% 10.4% 2.1% 4.5% 5.7% 11.2% 7.1% 38.5% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 2021 2022 2023 2024 2025 2026 2027 Thereafter Leases Loans (As a % of Total Annualized Income) (1) Near Term Lease Maturities: • One in 2021 with an annualized GAAP rent totaling $1.0 million (2) • Three in 2022 with an annualized GAAP rent totaling $16.4 million (3) • Three in 2023 with an annualized GAAP rent totaling $3.3 million As of June 30, 2021, approximately 92% of owned properties are covered under master leases and approximately 91% of rental revenues come from master leases or cross - default leases. (1) Represents annualized GAAP rent and interest income prior to abatements for the month of June 2021 , except for Anthem and Senior Lifestyle (see operator update on page 14 ) . Annualized GAAP rent includes Senior Care’s and Abri Health’s contractual rent (see operator update on page 14 ) . (2) The lease is related to a 123 - bed skilled nursing center in WA . Subsequent to June 30 , 2021 , the property was sold for $ 7 , 700 and we expect to report a gain of approximately $ 2 , 600 . (3) One of the three lease maturities is Brookdale which represents 88 % of the annualized GAAP rent, maturing in 2022 , as of June 30 , 2021 . See page 14 for Brookdale disclosure . PORTFOLIO I 16 PORTFOLIO MATURITY (AS OF JUNE 30, 2021, DOLLAR AMOUNTS IN THOUSANDS) % OF % OF % OF YEAR TOTAL TOTAL TOTAL 2021 865$ (2) 0.7% —$ — 865$ 0.5% 2022 16,426 (3) 12.9% — — 16,426 10.4% 2023 3,318 2.6% — — 3,318 2.1% 2024 7,094 5.6% — — 7,094 4.5% 2025 9,068 7.1% — — 9,068 5.7% 2026 17,748 14.0% — — 17,748 11.2% 2027 11,250 8.9% — — 11,250 7.1% Thereafter 61,185 48.2% 31,693 100.0% 92,878 58.5% Total 126,954$ 100.0% 31,693$ 100.0% 158,647$ 100.0% GAAP INCOME (1) INCOME (1) INCOME (1) RENTAL INTEREST ANNUALIZED

2Q 2021 SUPPLEMENTAL REPORT JUNE 30, 2021 Bank borrowings - weighted average rate 1.2% (1) 65,900$ Senior unsecured notes, net of debt issue costs - weighted average rate 4.4% (2) 552,559 Total debt - weighted average rate 4.0% 618,459 29.0% No. of shares Common stock 39,374,044 38.39$ 1,511,570 71.0% Total Market Value 1,511,570 2,130,029$ 100.0% Add: Non-controlling interest 8,404 Less: Cash and cash equivalents (5,714) 2,132,719$ Debt to Enterprise Value 29.0% Debt to Annualized Adjusted EBITDAre (4) 5.3x CAPITALIZATION ENTERPRISE VALUE DEBT EQUITY 6/30/2021 Closing Price (3) TOTAL VALUE (1) Subsequent to June 30, 2021, we paid $7,000 and borrowed $26,000 under our unsecured revolving line of credit. Accordingly, w e h ave $84,900 outstanding with $515,100 available for borrowing. (2) Represents outstanding balance of $553,140, net of debt issue costs of $581. Subsequent to June 30, 2021, we paid $25,160 und er our senior unsecured notes. Accordingly, we have $527,399, net of debt issue costs, under our senior unsecured notes. (3) Closing price of our common stock as reported by the NYSE on June 30, 2021. (4) See page 21 for reconciliation of annualized adjusted EBITDA re . FINANCIAL I 17 ENTERPRISE VALUE (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SH ARES)

2Q 2021 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 18 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $65,900 $89,900 $93,900 $112,000 $534,100 $510,100 $506,100 $488,000 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2Q21* 2020 2019 2018 Balance Available * Subsequent to June 30 , 2021 , we paid $ 7 , 000 and borrowed $ 26 , 000 under our unsecured revolving line of credit . Accordingly, we have $ 84 , 900 outstanding with $ 515 , 100 available for borrowing . 5.3x 4.3x 4.4x 4.9x 4.6x 4.8x 4.3x 4.7x 0.0 2.0 4.0 6.0 8.0 Debt to Adjusted EBITDAre Adjusted EBITDAre/ Fixed Charges 2Q21 Annualized 2020 2019 2018 34.8% 29.0% 35.8% 29.8% 37.2% 28.0% 35.2% 28.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 2Q21 2020 2019 2018

2Q 2021 SUPPLEMENTAL REPORT Senior Unsecured Notes 89.4% Unsecured Line of Credit 10.6% $0 $65,900 $0 $0 $0 $0 $0 $0 $0 $40,160 $48,160 $49,160 $49,160 $49,500 $51,500 $54,500 $55,000 $156,000 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2021 2022 2023 2024 2025 2026 2027 2028 Thereafter Unsecured Line Senior Unsecured Notes (1) Subsequent to June 30, 2021, we paid $7,000 and borrowed $26,000 under our unsecured revolving line of credit. Accordingly, w e h ave $84,900 outstanding with $515,100 available for borrowing. (2) Reflects scheduled principal payments. Subsequent to June 30, 2021, we paid $25,160 under our senior unsecured notes. Accordi ngl y, we have $527,399, net of debt issue costs, under our senior unsecured notes. (3) Excludes debt issue costs which are netted against the principal outstanding in the senior unsecured notes balance on our Con sol idated Balance Sheets shown on page 23. DEBT STRUCTURE FINANCIAL I 19 DEBT MATURITY (AS OF JUNE 30, 2021, DOLLAR AMOUNTS IN THOUSANDS) UNSECURED SENIOR LINE OF UNSECURED % OF YEAR CREDIT (1) NOTES (2) TOTAL TOTAL 2021 —$ 40,160$ 40,160$ 6.5% 2022 65,900 48,160 114,060 18.4% 2023 — 49,160 49,160 7.9% 2024 — 49,160 49,160 7.9% 2025 — 49,500 49,500 8.0% 2026 — 51,500 51,500 8.3% 2027 — 54,500 54,500 8.8% 2028 — 55,000 55,000 8.9% Thereafter — 156,000 156,000 25.3% Total 65,900$ 553,140$ (3) 619,040$ (3) 100.0%

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

	6/30/21	12/31/20	12/31/19	12/31/18
Gross real estate assets	$ 1,671,970	$ 1,711,844	$ 1,741,230	$ 1,666,842
Net real estate investments	$ 1,310,123	$ 1,359,609	$ 1,390,915	$ 1,349,520
Gross asset value	$ 1,778,458	$ 1,811,867	$ 1,864,705	$ 1,831,070
Total debt [1]	$ 618,459	$ 649,382	$ 693,388	$ 645,029
Total liabilities [1]	$ 654,092	$ 683,680	$ 728,783	$ 680,649
Total equity	$ 762,380	$ 775,806	$ 785,426	$ 832,971

(1) Includes outstanding gross bank borrowings and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	2Q21	3Q21[1]	4Q21[1]	1Q22[1]	2Q22[1]
Straight-line rent	$ (19)	$ (60)	$ (131)	$ (222)	$ (761) [2]
Amortization of lease incentives	(116)	(119)	(119)	(119)	(119)
Effective interest	1,483	1,473	1,398	1,348	1,341
Net	$ 1,348	$ 1,294	$ 1,148	$ 1,007	$ 461

(1) For leases and loans in place at June 30, 2021, assuming no renewals, modifications or replacements and no new investments are added to our portfolio.
(2) Decrease due to repayment of deferred rent not related to Covid-19.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED JUNE 30,			SIX MONTHS ENDED JUNE 30,		
	2021	2020	Variance	2021	2020	Variance
Cash rent	$26,410	$33,380	$(6,970) [1]	$55,033	$66,455	$(11,422) [1]
Operator reimbursed real estate tax revenue	3,529	4,111	(582) [2]	7,067	8,333	(1,266) [2]
Straight-line rent	(19)	634	(653) [3]	663	1,473	(810) [3]
Straight-line rent write-off	–	(17,557) [5]	17,557	(758) [4]	(17,557) [5]	16,799
Amortization of lease incentives	(116)	(293)	177 [6]	(228)	(394)	166 [6]
Total rental income	$29,804	$20,275	$ 9,529	$61,777	$58,310	$ 3,467

(1) Decreased primarily due to Senior Lifestyle's non-payment, net of re-leasing properties in the portfolio, Senior Care's and Abri Health's unpaid lease obligations, abated and deferred rent, and 50% escalation reduction partially offset by increased rent from completed development projects and contractual rent increases.
(2) Decreased due to Senior Care/Abri Health and Senior Lifestyle partially offset by increases from re-leasing properties in the Senior Lifestyle portfolio to other operators.
(3) Decrease primarily due to more leases accounted for on a cash basis as compared to the prior period and normal amortization.
(4) Represents the write-off of an operator's straight-line rent receivable during 1Q21.
(5) Represents a write-off of straight-line rent receivable relating to Senior Lifestyle.
(6) Decreased primarily due to a write-off of lease incentives relating to Senior Lifestyle in 2Q20.

2Q 2021 SUPPLEMENTAL REPORT
FINANCIAL I 20

2Q 2021 SUPPLEMENTAL REPORT (1) Represents gain on insurance proceeds related to roof damage at a property . (2) Represents gain from property insurance proceeds related to a previously sold property in Texas . (3) In 4 Q 19 , we wrote down our investment in an unconsolidated joint venture (“JV”) to its estimated fair value as a result of the JV entering into a contract to sell the properties comprising the JV . In 2 Q 20 , the JV sold the properties and we incurred an additional loss of $ 758 . (4) Represents an impairment loss relating to a 48 - unit memory care in Colorado and a 61 - unit assisted living community in Florida which was sold in 1 Q 21 . (5) Represents the $ 23 , 029 straight - line rent receivable write - off related to Senior Lifestyle, Genesis and another operator, the write - off of Senior Lifestyle’s lease incentives balance ( $ 185 ) offset by (1) above . (6) Represents (2) above and $ 1 , 350 deferred rent repayment from an operator offset by $ 1 , 926 write - off of straight - line rent due to a lease termination . (7) Represents net write - off of earn - out liabilities and the related lease incentives . (8) Given we do not have preferred stock, our fixed - charge coverage ratio and interest coverage ratio are the same . RECONCILIATION OF ANNUALIZED ADJUSTED EBITDA re AND FIXED CHARGES FINANCIAL I 21 FINANCIAL DATA SUMMARY (DOLLAR AMOUNTS IN THOUSANDS) Net income 18,330$ 95,677$ 80,872$ 155,076$ Less: Gain on sale of real estate, net (5,463) (44,117) (2,106) (70,682) Less: Gain on insurance proceeds — (373) (1) (2,111) (2) — Add: Loss on unconsolidated joint ventures — 758 (3) — — Add: Impairment loss from investments — 3,977 (4) 5,500 (3) — Add: Interest expense 6,860 29,705 30,582 30,196 Add: Depreciation and amortization 9,508 39,071 39,216 37,555 EBITDAre 29,235 124,698 151,953 152,145 Add/(less): Non-recurring one-time items — 22,841 (5) (1,535) (6) (3,074) (7) Adjusted EBITDAre 29,235$ 147,539$ 150,418$ 149,071$ Interest expense 6,860$ 29,705$ 30,582$ 30,196$ Add: Capitalized interest — 354 608 1,248 Fixed charges (8) 6,860$ 30,059$ 31,190$ 31,444$ Annualized Adjusted EBITDAre 116,940$ Annualized Fixed Charges 27,440$ Debt (net of debt issue costs) 618,459$ 649,382$ 693,388$ 645,029$ Debt to Adjusted EBITDAre 5.3x * 4.4x 4.6x 4.3x Adjusted EBITDAreto Fixed Charges 4.3x * 4.9x 4.8x 4.7x * Represents annualized 2Q21 results except for gain on sale of real estate. 12/31/2019 12/31/2018 12/31/2020 6/30/21 THREE MONTHS ENDED FOR THE YEAR ENDED

2Q 2021 SUPPLEMENTAL REPORT FINANCIAL I 22 INCOME STATEMENT DATA (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) 2021 2020 2021 2020 Revenues Rental income 29,804$ 20,275$ 61,777$ 58,310$ Interest income from mortgage loans 7,933 7,820 15,855 15,597 Interest and other income 392 386 777 984 Total revenues 38,129 28,481 78,409 74,891 Expenses Interest expense 6,860 7,546 13,832 15,256 Depreciation and amortization 9,508 9,797 19,385 19,466 (Recovery) provision for credit losses — — (9) 1 Transaction costs 133 64 225 134 Property tax expense 3,800 4,111 7,781 8,334 General and administrative expenses 5,337 4,580 10,370 9,680 Total expenses 25,638 26,098 51,584 52,871 Other Operating Income Gain on sale of real estate, net 5,463 189 4,690 44,043 Operating Income 17,954 2,572 31,515 66,063 Loss on unconsolidated joint ventures — (620) — (620) Income from unconsolidated joint ventures 376 — 665 231 Net Income 18,330 1,952 32,180 65,674 Income allocated to non-controlling interests (91) (82) (179) (171) Net income attributable to LTC Properties, Inc. 18,239 1,870 32,001 65,503 Income allocated to participating securities (113) (97) (233) (278) Net income available to common stockholders 18,126$ 1,773$ 31,768$ 65,225$ Earnings per common share: Basic $0.46 $0.05 $0.81 $1.66 Diluted $0.46 $0.05 $0.81 $1.66 Weighted average shares used to calculate earnings per common share: Basic 39,169 39,055 39,135 39,298 Diluted 39,170 39,137 39,136 39,380 Dividends declared and paid per common share $0.57 $0.57 $1.14 $1.14 THREE MONTHS ENDED JUNE 30, JUNE 30, SIX MONTHS ENDED

2Q 2021 SUPPLEMENTAL REPORT FINANCIAL I 23 CONSOLIDATED BALANCE SHEETS (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) ASSETS Investments: Land $ 123,239 $ 127,774 Buildings and improvements   1,281,066   1,324,227 Accumulated depreciation and amortization   (355,745)   (349,643) Operating real estate property, net   1,048,560   1,102,358 Properties held-for-sale, net of accumulated depreciation: 2021—$3,512; 2020—$0   4,512   — Real property investments, net   1,053,072   1,102,358 Mortgage loans receivable, net of loan loss reserve: 2021—$2,590; 2020—$2,592   257,051   257,251 Real estate investments, net   1,310,123   1,359,609 Notes receivable, net of loan loss reserve: 2021—$139; 2020—$146   13,730   14,465 Investments in unconsolidated joint ventures 19,340 11,340 Investments, net   1,343,193   1,385,414 Other assets: Cash and cash equivalents   5,714   7,772 Debt issue costs related to bank borrowings   918   1,324 Interest receivable   35,977   32,746 Straight-line rent receivable   24,357   24,452 Lease incentives 2,414 2,462 Prepaid expenses and other assets   3,899   5,316 Total assets $ 1,416,472 $ 1,459,486 LIABILITIES Bank borrowings $ 65,900 $ 89,900 Senior unsecured notes, net of debt issue costs: 2021—$581; 2020—$658   552,559   559,482 Accrued interest   4,093   4,216 Accrued expenses and other liabilities   31,540   30,082 Total liabilities   654,092   683,680 EQUITY Stockholders’ equity: Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2021—39,374; 2020—39,242  394   392 Capital in excess of par value   852,959   852,780 Cumulative net income   1,420,776   1,388,775 Cumulative distributions   (1,520,153)   (1,474,545) Total LTC Properties, Inc. stockholders’ equity   753,976   767,402 Non-controlling interests   8,404   8,404 Total equity   762,380   775,806 Total liabilities and equity $ 1,416,472 $ 1,459,486 (unaudited) (audited) DECEMBER 31, 2020JUNE 30, 2021

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2021	2020	2021	2020
GAAP net income available to common stockholders	$ 18,126	$ 1,773	$ 31,768	$ 65,225
Add: Depreciation and amortization	9,508	9,797	19,385	19,466
Add: Loss on unconsolidated joint ventures	—	620	—	620
(Less)/add: (Gain) loss on sale of real estate, net	(5,463)	(189)	(4,690)	(44,043)
NAREIT FFO attributable to common stockholders	$ 22,171	$ 12,001	$ 46,463	$ 41,268
NAREIT Diluted FFO attributable to common stockholders per share	$0.57	$0.31	$1.19	$1.05
NAREIT FFO attributable to common stockholders	$ 22,171	$ 12,001	$ 46,463	$ 41,268
Add: Non-recurring items	—	17,742 (1)	758 (2)	17,742
FFO attributable to common stockholders, excluding non-recurring items	$ 22,171	$ 29,743	$ 47,221	$ 59,010
NAREIT FFO attributable to common stockholders	$ 22,171	$ 12,001	$ 46,463	$ 41,268
Non-cash income:				
Less: Straight-line rental income	19	(634)	(663)	(1,473)
Add: Amortization of lease incentives	116	293	228	394
Add: Other non-cash expense	—	17,557	758	17,557
Less: Effective interest income from mortgage loans	(1,483)	(1,555)	(3,227)	(3,078)
Net non-cash income	(1,348)	15,661	(2,904)	13,400
Non-cash expense:				
Add: Non-cash compensation charges	1,958	1,762	3,810	3,539
Less: Capitalized interest	—	(86)	—	(277)
Net non-cash expense	1,958	1,676	3,810	3,262
Funds available for distribution (FAD)	$ 22,781	$ 29,338	$ 47,369	$ 57,930

(1) Represents a write-off of straight-line rent receivable and lease incentives relating to Senior Lifestyle.
(2) Represents a write-off of straight-line rent receivable as a result of transitioning an operator's lease to cash-basis accounting.

2Q 2021 SUPPLEMENTAL REPORT

FINANCIAL I 24

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED JUNE 30,	**2021**	**2020**	**2021**	**2020**
FFO/FAD attributable to common stockholders	$ 22,171	$ 12,001	$ 22,781	$ 29,338
Non-recurring one-time items	—	17,742 (1)	—	—
FFO/FAD attributable to common stockholders excluding non-recurring items	22,171	29,743	22,781	29,338
Effect of dilutive securities:				
Participating securities	—	97	113	97
Diluted FFO/FAD excluding non-recurring items	$ 22,171	$ 29,840	$ 22,894	$ 29,435
Shares for basic FFO/FAD per share	39,169	39,055	39,169	39,055
Effect of dilutive securities:				
Stock options	1	—	1	—
Performance-based stock units	—	82	—	82
Participating securities	—	172	199	172
Shares for diluted FFO/FAD per share	39,170	39,309	39,369	39,309

	FFO		FAD	
FOR THE SIX MONTHS ENDED JUNE 30,	**2021**	**2020**	**2021**	**2020**
FFO/FAD attributable to common stockholders	$ 46,463	$ 41,268	$ 47,369	$ 57,930
Non-recurring one-time items	758 (2)	17,742 (1)	—	—
FFO/FAD attributable to common stockholders excluding non-recurring items	47,221	59,010	47,369	57,930
Effect of dilutive securities:				
Participating securities	233	—	233	—
Diluted FFO/FAD	$ 47,454	$ 59,010	$ 47,602	$ 57,930
Shares for basic FFO/FAD per share	39,135	39,298	39,135	39,298
Effect of dilutive securities:				
Stock options	1	—	1	—
Performance based stock units	—	82	-	82
Participating securities	197	—	197	—
Shares for diluted FFO/FAD per share	39,333	39,380	39,333	39,380

(1) Represents a write-off of straight-line rent receivable and lease incentives relating to Senior Lifestyle.
(2) Represents a write-off of straight-line rent receivable as a result of transitioning an operator's lease to cash-basis accounting.

2Q 2021 SUPPLEMENTAL REPORT FINANCIAL I 25

2Q 2021 SUPPLEMENTAL REPORT 26 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) At LTC, we recognize the importance of being good corporate stewards through socially responsible and sustainable practices within the confines of a REIT structure holding predominantly triple - net leases . We believe that integrating Environmental, Social and Governance (“ESG”) initiatives into our strategic objectives will contribute to our long - term success . In support of these initiatives, an internal working group in 2020 commenced a review of our ESG profile with the goal of enhancing our company’s corporate responsibility and sustainability practices . Our Board has formed a new committee to address diversity and ESG initiatives . We intend to provide more reporting about our ESG initiatives throughout 2021 and going forward . Driving Stakeholder Value Through Social Responsibility

2Q 2021 SUPPLEMENTAL REPORT Assisted Living Communities (“ALF”) : The ALF portfolio consists of assisted living, independent living, and/or memory care properties . (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide . Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication . The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs . Contractual Lease Rent : Rental revenue as defined by the lease agreement between us and the operator for the lease year . Coronavirus Stimulus Funds (“CSF”) : CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic . Included in CSF are state - specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund . CSF is self - reported by operators in unaudited financial statements provided to LTC . Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF . Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDA re”) : As defined by the National Association of Real Estate Investment Trusts (“ NAREIT”), EBITDA re is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write - downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures . Funds Available for Distribution (“FAD”) : FFO excluding the effects of straight - line rent, amortization of lease costs, effective interest income, deferred income from unconsolidated joint ventures, non - cash compensation charges, capitalized interest and non - cash interest charges . Funds From Operations (“FFO”) : A s defined by NAREIT, net income available to common stockholders (computed in accordance with U . S . GAAP) excluding gains or losses on the sale of real estate and impairment write - downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures . GAAP Lease Yield : GAAP rent divided by the sum of the purchase price and transaction costs . GAAP Rent : Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term . GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized . GAAP rent is commonly referred to as straight - line rental income . Gross Asset Value : The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements . Gross Investment : Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions . Gross Investment is commonly referred to as undepreciated book value . Independent Living Communities (“ILF”) : Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on - site security and emergency response programs . Many offer on - site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers . ILFs are also known as retirement communities or seniors apartments . Interest Income : Represents interest income from mortgage loans and other notes . Licensed Beds/Units : The number of beds and/or units that an operator is authorized to operate at seniors housing and long - term care properties . Licensed beds and/or units may differ from the number of beds and/or units in service at any given time . Memory Care Communities (“MC”) : Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia . These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities . These facilities have staff available 24 hours a day to respond to the unique needs of their residents . Metropolitan Statistical Areas (“MSA”) : Based on the U . S . Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics . A metro area contains a core urban area of 50 , 000 or more population . MSAs 1 to 31 have a population of 20 . 3 M – 2 . 1 M . MSAs 32 to 100 have a population of 2 . 1 M – 0 . 6 M . MSAs less than 100 have a population of 0 . 5 M – 55 K . Cities in a Micro - SA have a population of 216 K – 13 K . Cities not in a MSA has population of less than 100 K . Mezzanine : In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale leaseback financing as a component of their capital structure . Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects or value - add opportunities on existing operational properties . We seek market - based, risk - adjusted rates of return typically between 12 - 18 % with the loan term typically between four to eight years . Security for mezzanine loans can include all or a portion of the following credit enhancements ; secured second mortgage, pledge of equity interests and personal/corporate guarantees . Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements . GLOSSARY I 27 GLOSSARY

2Q 2021 SUPPLEMENTAL REPORT Micropolitan Statistical Areas (“Micro - SA”) : Based on the U . S . Census Bureau, Micro - SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics . A micro area contains an urban core of at least 10 , 000 population . Mortgage Loan : Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage . Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves . When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower . Net Real Estate Assets : Gross real estate investment less accumulated depreciation . Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”) . Non - cash Rental Income : Straight - line rental income and amortization of lease inducement . Non - cash Compensation Charges : Vesting expense relating to stock options and restricted stock . Normalized EBITDAR Coverage : The trailing twelve month’s earnings from the operator financial statements adjusted for non - recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent . Management fees are imputed at 5 % of revenues . Normalized EBITDARM Coverage : The trailing twelve month’s earnings from the operator financial statements adjusted for non - recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent . Occupancy : The weighted average percentage of all beds and/or units that are occupied at a given time . The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time . Operator Financial Statements : Property level operator financial statements which are unaudited and have not been independently verified by us . Payor Source : LTC revenue by operator underlying payor source for the period presented . LTC is not a Medicaid or a Medicare recipient . Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage . Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us . Private Pay : Private pay includes private insurance, HMO, VA, and other payors . Purchase Price : Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date . An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets ; it is not a forced transaction (for example, a forced liquidation or distress sale) . Rental Income : Represents GAAP rent net of amortized lease inducement cost . Same Property Portfolio (“SPP”) : Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio . Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter - over - quarter comparison periods presented (excluding assets sold and assets held - for - sale) . Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP . Skilled Nursing Properties (“SNF”) : Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals . Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub - acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs . Stabilized : Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e . g . 80 % for SNFs and 90 % for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease - up . Under Development Properties (“UDP”) : Development projects to construct seniors housing properties . GLOSSARY I 28 GLOSSARY